Exhibit 10.40
MCAFEE, INC.
PERFORMANCE STOCK UNIT AWARD AGREEMENT
     RECITALS
          A. The Board has adopted the Company’s 2010 Equity Incentive Plan (“Plan”) for the purpose of retaining the services of selected Service Providers of the Company (or any Parent or Subsidiary).
          B. The Participant is to render valuable services to the Company (or a Parent or Subsidiary), and this agreement (“Award Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of Shares to the Participant under the Plan.
          C. Any capitalized terms used in this Award Agreement but not otherwise defined in this Award Agreement shall have the meanings ascribed to such terms in the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.
     NOW, THEREFORE, it is hereby agreed as follows:
          1. Grant of Performance Stock Units. The Company hereby awards to the Participant, as of the date set forth below (the “Award Date”), Stock Units as defined under the Plan with performance-based vesting criteria set by the Administrator (“Performance Stock Units”). Each Performance Stock Unit represents the right to receive one Share on the vesting date of that unit. Past services are deemed to be full consideration equal to the Performance Stock Unit par value. The number of Shares subject to the awarded Performance Stock Units, the applicable vesting schedule for the Performance Stock Units and the underlying Shares, the dates on which those vested Shares shall be issued to the Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Award Agreement.
AWARD SUMMARY

Participant Name
and ID:	__________

Award Date:	__________

Number of Shares
Subject to Award:	__________ Shares

Performance	First Performance Period: __________
Period(s):	Second Performance Period: __________
Third Performance Period: __________
Performance	__________ of the Performance Stock Units will be allocated to the First Performance Period

Criteria:	__________ of the Performance Stock Units will be allocated to the Second Performance Period
__________ of the Performance Stock Units will be allocated to the Third Performance Period

With respect to each Performance Period, the Participant will vest in the Performance Stock Units allocated thereto in accordance with the Vesting Schedule subject to achievement of certain performance criteria, determined by the Committee. Such performance criteria may provide for the number of Performance Stock Units earned for each applicable Performance Period to be a variable amount based on the level of achievement versus such performance criteria, determined by the Committee.

Vesting Schedule:	The Shares shall vest as follows, provided that the performance criteria set forth for the applicable Performance Period have been achieved:

•   Shares allocated to the First Performance Period that are earned, based on the Committee determining the level of achievement of the performance criteria for the First Performance Period, vest on __________,

•   Shares allocated to the Second Performance Period that are earned, based on the Committee determining the level of achievement of the performance criteria for the Second Performance Period, vest on __________, and

•   Shares allocated to the Third Performance Period that are earned, based on the Committee determining the level of achievement of the performance criteria for the Third Performance Period, vest on _________.

Such dates are herein designated the “Vesting Dates.”

The Shares allocated to each Performance Period that are not earned, based on the Committee determining the level of achievement of the performance criteria for the applicable Performance Period, will not vest on the scheduled Vesting Dates and will be forfeited.

In no event shall any Shares vest after the date of the Participant’s termination as a Service Provider.

Issuance Schedule	The Shares in which the Participant vests in accordance with the foregoing Vesting Schedule will be issuable immediately upon vesting.

However, the actual number of vested Shares to be issued will be subject to the automatic Share withholding provisions of Paragraph 6 pursuant to which the applicable Withholding Taxes are to be collected. “Withholding Taxes” shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Company in connection with the issuance of the Shares which vest under of the Award.
          2. Limited Transferability. Prior to actual receipt of the Shares which vest hereunder, the Participant may not sell, pledge, assign, hypothecate, transfer or dispose of in any way (whether by operation of law or otherwise) any interest in the Award or the underlying Shares, except pursuant to a domestic relations order governing the division of marital property. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of this Award. The Participant may make such a beneficiary designation at any time by filing the appropriate form with the Administrator or its designate.
          3. Cessation as a Service Provider. Except as otherwise provided herein, should the Participant cease to be a Service Provider for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Performance Stock Units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.
          4. Change in Control.
               (a) In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without the Participant’s consent according to section 15 (c) of the Plan.
               (b) This Award Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
          5. Adjustment in Shares. The number of Shares subject to the Award shall be subject to adjustment as provided in Section 15(a) of the Plan.
          6. Issuance of Shares of Common Stock.
              (a) At such time as is set forth in the Issuance Schedule described in Paragraph 1 of this Award (but in no event later than the date that is two-and-one-half months from the end of the applicable Performance Period), the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying Shares, subject, however, to the Share withholding provisions of Paragraph 6(b) pursuant to which the applicable Withholding Taxes are to be collected. Prior to actual payment of any vested Shares, the Performance Stock Units shall represent an unsecured obligation. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Performance Stock Units is accelerated in connection with the Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) the Participant is a “specified employee” within the meaning of Section 409A at the time of such termination and (y) the payment of such accelerated Performance Stock Units will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following the Participant’s termination as a Service Provider, then the payment of such accelerated Performance Stock Units will not be made until the date six (6) months and one (1) day following the date of such termination, unless the Participant dies during such six (6) month period, in which case, the Performance Stock Units will be paid to the Participant’s estate as soon as practicable following his or her death, subject to Paragraph 6(b). It is the intent of this Award Agreement to comply with, or be exempt from, the requirements of Section 409A so that none of the Performance Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
               (b) On the date the vested Shares are to be issued hereunder to the Participant, the Company shall automatically withhold a portion of those vested Shares with a Fair Market Value (measured as of the vesting date) equal to the amount of the applicable Withholding Taxes; provided, however, that the amount of the Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income. No fractional Share shall be so withheld, and the Participant shall pay that portion of the Withholding Taxes in cash to the Company, either directly or through withholding from his or her other wages.
               (c) In no event will any fractional Shares be issued.
               (d) The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance after the satisfaction of the applicable Withholding Taxes.
          7. Compliance with Laws and Regulations.
               (a) The issuance of Shares pursuant to the Award shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.
               (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Common Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
          8. Successors and Assigns. Except to the extent otherwise provided in this Award Agreement, the provisions of this Award Agreement shall inure to the benefit of, and be binding upon, (i) the Company and its successors and assigns and (ii) the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.
          9. Notices. Any notice required to be given or delivered to the Company under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on this Award Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
          10. Construction. This Award Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Award Agreement shall be conclusive and binding on all persons having an interest in the Award.
          11. Governing Law. The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
          12. Employment at Will. Nothing in this Award Agreement or in the Plan shall confer upon the Participant any right to continue in employment or service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s employment or service relationship with the Company (or any Parent or Subsidiary employing or retaining Participant) at any time for any reason, with or without cause.
          13. Restrictions on Sale of Securities. The Shares issued as payment for vested Performance Stock Units under this Award Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, a Participant’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
          14. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
          15. Award Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
          16. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the actual payment of Shares pursuant to this Award.
          17. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received a right to receive stock under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
          By Participant’s electronic acceptance and/or signature and the signature of the Company’s representative below, the Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Participant has reviewed and fully understands all provisions of the Plan and this Award Agreement in their entirety, and has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement.

MCAFEE, INC.

By:

Name:

Title: